EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement Numbers 2-99763, 33-16985, 33-20785 and 333-37902 of Datron Systems
Incorporated on Form S-8 of our reports dated May 12, 2000 and May 25,
2000 appearing in the Annual Report on Form 10-K of Datron Systems Incorporated for the year ended March 31, 2000.


DELOITTE & TOUCHE LLP

San Diego, California
June 21, 2000